Exhibit 1.1

UNDERWRITING AGREEMENT

between

ESSENTIAL MINERALS ACQUISITION CORP

and

COHEN & COMPANY CAPITAL MARKETS, A DIVISION OF COHEN & COMPANY SECURITIES, LLC

as Representative of the Underwriters

Dated: [●], 2026

UNDERWRITING AGREEMENT

New York, New York

[●], 2026

Cohen & Company Capital Markets,

a division of Cohen & Company Securities, LLC

3 Columbus Circle, 24th Floor

New York, NY 10019

As Representative of the Underwriters

named on Schedule A hereto

Ladies and Gentlemen:

The undersigned, Essential Minerals Acquisition Corp, a Cayman Islands exempted company (the “Company”), hereby confirms its agreement with Cohen & Company Capital Markets, a division of Cohen & Company Securities, LLC (“CCM” or the “Representative”) and with the other underwriters named on Schedule A hereto (if any), for which the Representative is acting as representative (the Representative and such other underwriters being collectively referred to herein as the “Underwriters” or, each underwriter individually, an “Underwriter,” provided that, if only the Representative is listed on such Schedule A, any references to Underwriters shall refer exclusively to the Representative) as follows:

1. Purchase and Sale of Securities.

1.1 Firm Securities.

1.1.1 Purchase of Firm Units. On the basis of the representations and warranties contained herein, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the several Underwriters, severally and not jointly, and the Underwriters agree to purchase from the Company, severally and not jointly, an aggregate of 15,000,000 units (the “Firm Units”) of the Company, as set forth opposite the respective names of the Underwriters on Schedule A hereto, at a purchase price (net of discounts and commissions and the Deferred Underwriting Commission described in Section 1.3 below) of $9.40 per Firm Unit. The Firm Units are to be offered initially to the public (the “Offering”) at the offering price of $10.00 per Firm Unit. Each Firm Unit consists of one (1) Class A ordinary share (“Ordinary Share”), $0.0001 par value per share, of the Company (the “Public Shares”), and one (1) right (the “Share Rights”) to receive one-tenth (1/10) of one Ordinary Share upon consummation of a Business Combination (as defined below). The Ordinary Shares and Share Rights included in the Firm Units will trade separately on the fifty-second (52nd) day following the date hereof (or if such date is not a Business Day (as defined in Section 1.1.2), the following Business Day) unless the Representative determines to allow earlier separate trading. Notwithstanding the immediately preceding sentence, in no event will the Ordinary Shares and the Share Rights included in the Firm Units trade separately until (i) the Company has filed with the Securities and Exchange Commission (the “Commission”) a Current Report on Form 8-K that includes an audited balance sheet reflecting the Company’s receipt of the gross proceeds of the Offering and the Unit Private Placement (as defined in Section 1.4.2) and updated financial information with respect to any proceeds the Company receives from the exercise of the Over-allotment Option (as defined in Section 1.2.1) if such option is exercised prior to the filing of the Current Report on Form 8-K, and (ii) the Company has issued a press release announcing when such separate trading will begin.

1.1.2 Payment and Delivery. Delivery and payment for the Firm Units shall be made at 10:00 a.m., New York City time, on the first (1st) Business Day (as defined below) following the commencement of trading of the Units (as defined in Section 1.2.1), or at such earlier time as shall be agreed upon by the Representative and the Company, at the offices of Clifford Chance US LLP, counsel to the Underwriters (“Clifford Chance”), or at such other place as shall be agreed upon by the Representative and the Company. The hour and date of delivery and payment for the Firm Units are called the “Closing Date.” Payment for the Firm Units shall be made on the Closing Date by wire transfer in Federal (same day) funds, payable as follows: $150,000,000 of the proceeds received by the Company for the Firm Units and the sale of the Placement Units (as defined in Section 1.4.2) shall be deposited in the trust account (the “Trust Account”) established by the Company for the benefit of the Public Shareholders (as defined below), as described in the Registration Statement (as defined in Section 2.1.1) pursuant to the terms of an Investment Management Trust Agreement (the “Trust Agreement”) between the Company and Continental Stock Transfer & Trust Company (“CST”). The funds deposited in the Trust Account shall include an aggregate of up to $6,000,000 ($0.40 per Firm Unit) (or up to $6,900,000 in the aggregate if the Over-allotment Option (as defined in Section 1.2.1) is exercised in full), up to which amount shall be payable to the Underwriters as Deferred Underwriting Commission in accordance with Section 1.3 hereof. The remaining proceeds received by the Company for the Firm Units and the sale of the Placement Units (less commissions and actual expense payments or other fees payable pursuant to this Agreement), if any, shall be paid to the order of the Company upon delivery to the Representative of certificates (in form and substance satisfactory to the Representative) representing the Firm Units (or through the facilities of The Depository Trust Company (“DTC”)) for the account of the Underwriters. The Firm Units shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two (2) full Business Days prior to the Closing Date. If delivery is not made through the facilities of DTC, the Company will permit the Representative to examine and package the Firm Units for delivery, at least one (1) full Business Day prior to the Closing Date. The Company shall not be obligated to sell or deliver any of the Firm Units except upon tender of payment by the Representative for all the Firm Units. The Representative may, at its option, delegate one of the other Underwriters (with such Underwriter’s consent) to take delivery of the Firm Units and the Option Units and to make payment therefore as set forth above and below. As used herein, the term “Public Shareholders” means the holders of Ordinary Shares sold as part of the Units in the Offering or acquired in the aftermarket, including the Sponsor (as defined in Section 1.4.1) and any officer or director of the Company, to the extent, he, she or it acquires such Ordinary Shares in the aftermarket (and solely with respect to such Ordinary Shares). “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed; provided, however, that for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home,” “shelter-in-place,” “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in the City of New York are generally open for use by customers on such day.

1.2 Over-Allotment Option.

1.2.1 Option Units. The Representative is hereby granted an option (the “Over-allotment Option”) to purchase up to an additional 2,250,000 units (the “Option Units”), the net proceeds of which will be deposited in the Trust Account, together with up to an additional $450,000 ($0.20 per Option Unit) of proceeds from the sale of the Placement Units, solely for the purposes of covering any over-allotments, if any, in connection with the distribution and sale of the Firm Units. Such Option Units shall be identical in all respects to the Firm Units. Such Option Units shall be purchased for each account of the several Underwriters in the same proportion as the number of Firm Units, set forth opposite such Underwriter’s name on Schedule A hereto, bears to the total number of Firm Units (subject to adjustment by the Representative to eliminate fractions). The Firm Units and the Option Units are hereinafter collectively referred to as the “Units,” and the Units, the Ordinary Shares and the Share Rights included in the Units, and the Ordinary Shares issuable pursuant to the Share Rights are hereinafter referred to collectively as the “Public Securities.” No Option Units shall be sold or delivered unless the Firm Units previously have been, or simultaneously are, sold and delivered. The right to purchase the Option Units, or any portion thereof, may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representative to the Company. The purchase price to be paid for each Option Unit will be the same price per Firm Unit set forth in Section 1.1.1 hereof.

1.2.2 Exercise of Option. The Over-allotment Option granted pursuant to Section 1.2.1 hereof may be exercised by the Representative as to all (at any time) or any part (from time to time) of the Option Units within forty-five (45) days after the effective date (“Effective Date”) of the Registration Statement (as defined in Section 2.1.1 hereof). The Underwriters will not be under any obligation to purchase any Option Units prior to the exercise of the Over-allotment Option. The Over-allotment Option granted hereby may be exercised by the giving of oral notice to the Company by the Representative, which must be confirmed in accordance with Section 9.1 herein setting forth the number of Option Units to be purchased and the date and time for delivery of and payment for the Option Units (the “Option Closing Date”), which will not be later than five (5) full Business Days after the date of the notice or such other time and in such other manner as shall be agreed upon by the Company and the Representative, at the offices of Clifford Chance or at such other place (including remotely by facsimile or other electronic transmission) as shall be agreed upon by the Company and the Representative. If such delivery and payment for the Option Units does not occur on the Closing Date, the Option Closing Date will be as set forth in the notice. Upon exercise of the Over-allotment Option, the Company will become obligated to convey to the Underwriters, and, subject to the terms and conditions set forth herein, the Underwriters will become obligated to purchase, the number of Option Units specified in such notice.

1.2.3 Payment and Delivery. Payment for the Option Units shall be made on the Option Closing Date by wire transfer in Federal (same day) funds, payable as follows: $9.80 per Option Unit shall be deposited in the Trust Account pursuant to the Trust Agreement upon delivery to the Representative of certificates (in form and substance satisfactory to the Representative) representing the Option Units (or through the facilities of DTC) for the account of the Representative. The amount of the payments for the Option Units to be deposited in the Trust Account will include $0.40 per Option Unit (up to $900,000, such that the aggregate Deferred Underwriting Commission shall not exceed $6,900,000 if the Over-allotment Option is exercised in full), payable to the Representative, as Deferred Underwriting Commission, in accordance with Section 1.3 hereof. The certificates representing the Option Units to be delivered will be in such denominations and registered in such names as the Representative requests in writing not less than two (2) full Business Days prior to the Closing Date or the Option Closing Date, as the case may be, and will be made available to the Representative for inspection, checking and packaging at the aforesaid office of the Company’s transfer agent or correspondent not less than one (1) full Business Day prior to such Closing Date. The Company shall not be obligated to sell or deliver the Option Units except upon tender of payment by the Representative for applicable Option Units.

1.3 Deferred Underwriting Commission.

1.3.1 Deferred Underwriting Commission. The Representative agrees that (i) 4.0% of the gross proceeds from the sale of the Firm Units ($6,000,000) and 4.0% of the gross proceeds from the sale of the Option Units (up to $900,000), if any (collectively, the “Deferred Underwriting Commission”), will be deposited and held in the Trust Account and up to which amount(s) shall be payable directly from the Trust Account, without accrued interest, to the Representative for its own account and the account of the Underwriters upon the consummation of the initial Business Combination (such consummation, the “Specified Event”), subject, in each case, to the reductions provided for in this Section 1.3.1. The Trust Agreement shall provide that the Trustee (as defined below) is required to obtain a joint written instruction signed by the Company and the Representative with respect to the transfer of the funds held in the Trust Account, including the payment of the Deferred Underwriting Commission from the Trust Account, prior to commencing any liquidation of the assets of the Trust Account in connection with the consummation of a merger, share exchange, asset acquisition, share purchase, reorganization or other similar business combination with one or more entities (the “Business Combination”), and such provision of the Trust Agreement shall not be permitted to be amended without the prior written consent of the Representative. In the event that the Company is unable to consummate a Business Combination and CST, as the trustee of the Trust Account (in this context, the “Trustee”), commences liquidation of the Trust Account as provided in the Trust Agreement, the Representative, on behalf of itself and the Underwriters, agrees that (i) it shall forfeit any rights or claims to the Deferred Underwriting Commission, including any accrued interest thereon; and (ii) the Deferred Underwriting Commission, together with all other amounts on deposit in the Trust Account, shall be distributed on a pro rata basis among the Public Shareholders. The Representative shall have the right to agree to any further modifications to the Deferred Underwriting Commission on behalf of the Underwriters and any decisions relating to such modifications shall be made exclusively by the Representative on behalf of itself and the Underwriters. For the avoidance of doubt, the obligations of each Underwriter under this Agreement shall be fully satisfied upon the payment of the purchase price for the Public Securities purchased by such Underwriter on the Closing Date or Option Closing Date, and the Underwriters shall be entitled to their portion of the Deferred Underwriting Commission without any further conditions except for those set forth above and below. Notwithstanding anything to the contrary in this Agreement, each Underwriter may at any time prior to the Specified Event and in its sole and absolute discretion, by written notice to the Company, elect to forfeit any right or claim to its Deferred Underwriting Commission, in which case the Company agrees to instruct the Trustee not to pay such Underwriter its Deferred Underwriting Commission upon the occurrence of a Specified Event. For the avoidance of doubt, any such election by an Underwriter shall be without prejudice to any right or claim of any other Underwriter to its respective portion of the Deferred Underwriting Commission or to any other right such Underwriter may have under this Agreement. The Representative, on behalf of itself and the Underwriters, further agrees that the Deferred Underwriting Commission will be based on, and paid out of, funds available in the Trust Account after payments made out of the Trust Account to honor redemption rights of the Public Shareholders. The Representative, on behalf of itself and the Underwriters, further agrees that the Deferred Underwriting Commission shall be decreased by $0.40 for every Ordinary Share for which a Public Shareholder exercises its redemption rights in connection with or prior to the Specified Event.

1.4 Private Placements.

1.4.1 Founder Shares. On June 20, 2026, the Company issued an aggregate of 5,750,000 Class B ordinary shares (the “Founder Shares”), $0.0001 par value per share, of the Company in a private placement exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), for a total subscription price of $25,000 to Essential Minerals Sponsor LLC, a Cayman Islands limited liability company (“Sponsor”). No underwriting discounts, commissions or placement fees have been or will be payable in connection with the purchase of Founder Shares. Except as described in the Registration Statement, none of the Founder Shares may be sold, assigned or transferred by the Sponsor until the earlier of (A) six (6) months following the completion of the Business Combination and (B) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the Public Shareholders having the right to exchange its Ordinary Shares for cash, securities or other property. The holders of Founder Shares shall have no right to any liquidating distributions with respect to any portion of the Founder Shares in the event the Company fails to consummate a Business Combination. The holders of the Founder Shares shall not have redemption rights with respect to the Founder Shares. In the event that the Over-allotment Option is not exercised in full, the Sponsor will be required to forfeit such number of Founder Shares (up to 750,000 Founder Shares) such that the Founder Shares then outstanding will comprise 25% of the issued and outstanding Ordinary Shares after giving effect to the Offering and exercise, if any, of the Over-allotment Option (excluding the Placement Securities as defined below).

1.4.2 Unit Private Placement. Simultaneously with the Closing Date, the Sponsor and the Underwriters will purchase from the Company, pursuant to the Purchase Agreements (as defined in Section 2.21.3 hereof), an aggregate of 512,500 private placement units (the “Placement Units”) (or up to 557,500 Placement Units if the Over-allotment Option is exercised in full), each Placement Unit consisting of one (1) Ordinary Share (the “Private Shares”) and one (1) right to receive one-tenth (1/10) of an Ordinary Share upon consummation of a Business Combination (the “Private Rights”), which Placement Units are substantially identical to the Firm Units, subject to certain exceptions, at a purchase price of $10.00 per Placement Unit, in a private placement intended to be exempt from registration under the Act pursuant to Section 4(a)(2) of the Act. Of the 512,500 Placement Units (or up to 557,500 Placement Units if the Over-allotment Option is exercised in full), the Sponsor will purchase 362,500 Placement Units (or up to 385,000 Placement Units if the Over-allotment Option is exercised in full) and the Underwriters will purchase 150,000 Placement Units (or up to 172,500 Placement Units if the Over-allotment Option is exercised in full). The Underwriters agree to purchase Placement Units consistent with their pro rata allocation of the Offering. The private placement of the Placement Units to the Sponsor and Underwriters is referred to herein as the “Unit Private Placement.” Certain proceeds from the sale of the Placement Units shall be deposited into the Trust Account. None of the Placement Units, Private Shares or Private Rights (collectively, the “Placement Securities”) may be sold, assigned or transferred by the Sponsor, the Underwriters or their permitted transferees until thirty (30) days after consummation of a Business Combination. The Underwriters acknowledge and agree that the Placement Securities acquired by the Underwriters pursuant to the Underwriters Purchase Agreement (as defined in Section 2.21.3) will be deemed compensation by the Financial Industry Regulatory Authority (“FINRA”) and will therefore be subject to lock-up for a period of one hundred and eighty (180) days beginning on the date of commencement of sales of the Offering, subject to certain limited exceptions, pursuant to FINRA Rule 5110(e). Accordingly, the Placement Securities acquired by the Underwriters pursuant to the Underwriters Purchase Agreement may not be sold, transferred, assigned, pledged or hypothecated nor may they be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for one hundred and eighty (180) days beginning on the date of commencement of sales of the Offering, except to any FINRA member participating in the Offering and the officers, partners, registered persons or affiliates thereof, if all securities so transferred remain subject to the lock-up restriction for the remainder of the time period.

1.4.3 No underwriting discounts, commissions, or placement fees have been or will be payable in connection with the Placement Units sold in the Unit Private Placement. The Placement Units are identical to the Units except that (i) none of the Placement Units will be transferable, assignable or salable until thirty (30) days after the consummation of a Business Combination except to permitted transferees and (ii) the Placement Units will be entitled to registration rights. The Public Securities, the Placement Securities, and the Founder Shares are hereinafter referred to collectively as the “Securities.”

1.5 Working Capital. Upon consummation of the Offering and the Unit Private Placement, it is intended that approximately $1,325,000 of the proceeds from the Offering and the Unit Private Placement will be released to the Company and held outside of the Trust Account to fund the working capital requirements of the Company. In the event that the Offering expenses are less than $800,000, the amount of funds available outside of the Trust Account to fund the working capital requirements of the Company would increase by a corresponding amount.

1.6 Interest Income. Prior to the Company’s consummation of a Business Combination or the Company’s liquidation, interest earned on the Trust Account may be released to the Company from the Trust Account in accordance with the terms of the Trust Agreement to (i) pay any taxes, other than excise taxes, payable by the Company, and (ii) pay up to $100,000 of interest income to pay dissolution expenses, all as more fully described in the Prospectus (as defined in Section 2.1.1). Additionally, all permitted withdrawals can only be made from interest and not from the principal held in the Trust Account.

2. Representations and Warranties of the Company. The Company represents and warrants to the Underwriters as follows:

2.1 Filing of Registration Statement.

2.1.1 Pursuant to the Act. The Company has filed with the Commission a registration statement and an amendment or amendments thereto, on Form S-1 (File No. 333-[●]), including any related preliminary prospectus (“Preliminary Prospectus”), including any prospectus that is included in the Registration Statement immediately prior to the effectiveness of the Registration Statement, for the registration of the offer and sale of the Public Securities under the Act, which registration statement and amendment or amendments have been prepared by the Company in conformity with the requirements of the Act, and the rules and regulations (the “Regulations”) of the Commission under the Act. The conditions for use of Form S-1 to register the Offering under the Act, as set forth in the General Instructions to such Form, have been satisfied. Except as the context may otherwise require, such registration statement, as amended, on file with the Commission at the time the registration statement becomes effective (including the prospectus, financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein and all information deemed to be a part thereof as of such time pursuant to Rule 430A of the Regulations), is hereinafter called the “Registration Statement,” and the form of the final prospectus dated the Effective Date included in the Registration Statement (or, if applicable, the form of final prospectus containing information permitted to be omitted at the time of effectiveness by Rule 430A of the Regulations, filed by the Company with the Commission pursuant to Rule 424 of the Regulations), is hereinafter called the “Prospectus.” For the purposes of this Agreement, “Time of Sale,” as used in the Act, means [●] New York City time, on the date of this Agreement. Prior to the Time of Sale, the Company prepared a Preliminary Prospectus, which was included in the Registration Statement filed on [●], 2026, for distribution by the Underwriters (such Preliminary Prospectus used most recently prior to the Time of Sale, the “Sale Preliminary Prospectus”). Unless otherwise specified, any reference herein to the term “Registration Statement” shall be deemed to include any Registration Statement filed pursuant to Rule 462(b) under the Act registering additional securities (a “Rule 462(b) Registration Statement”). Other than a Rule 462(b) Registration Statement and the Form 8-A registration statement referred to below in Section 2.1.2, which, if filed, becomes effective upon filing, no other document with respect to the Registration Statement has been filed with the Commission. The offer and sale of all Public Securities have been registered under the Act pursuant to the Registration Statement. The Registration Statement has been declared effective by the Commission on the date hereof. If, subsequent to the date of this Agreement, the Company or the Representative determine that at the Time of Sale, the Sale Preliminary Prospectus includes an untrue statement of a material fact or omits a statement of material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and the Company and the Representative agree to provide an opportunity to purchasers of the Units to terminate their old purchase contracts and enter into new purchase contracts, then the Sale Preliminary Prospectus will be deemed to include any additional information available to purchasers at the time of entry into the first such new purchase contract.

2.1.2 Pursuant to the Exchange Act. The Company has filed with the Commission a Registration Statement on Form 8-A (File Number 001-[●]) providing for the registration under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the Units, the Public Shares and the Share Rights. The registration of the Units, Public Shares and Share Rights under the Exchange Act has been declared effective by the Commission on the date hereof and the Units, the Public Shares and the Share Rights have been registered pursuant to Section 12(b) of the Exchange Act.

2.1.3 No Stop Orders, Etc. Neither the Commission nor, to the Company’s knowledge, assuming reasonable inquiry, any federal, state or other regulatory authority has issued any order or threatened to issue any order preventing or suspending the use of the Registration Statement, any Preliminary Prospectus, the Sale Preliminary Prospectus or Prospectus or any part thereof, or has instituted or, to the Company’s knowledge, assuming reasonable inquiry, threatened to institute any proceedings with respect to such an order.

2.2 Disclosures in Registration Statement.

2.2.1 10b-5 Representation. At the time of effectiveness of the Registration Statement (or at the time of any post-effective amendment to the Registration Statement) and at all times subsequent thereto up to the Closing Date and the Option Closing Date, if any, the Registration Statement, the Sale Preliminary Prospectus and the Prospectus contained and will contain all material statements that are required to be stated therein in accordance with the Act and the Regulations, and did or will, in all material respects, conform to the requirements of the Act and the Regulations. The Registration Statement, as of the Effective Date, did not, and the amendments and supplements thereto, as of their respective dates, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading. The Prospectus, as of its date and the Closing Date or the Option Closing Date, as the case may be, did not and will not, and the amendments and supplements thereto, as of their respective dates, will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Sale Preliminary Prospectus, as of the Time of Sale (or such subsequent Time of Sale pursuant to Section 2.1.1), did not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. When any Preliminary Prospectus or the Sale Preliminary Prospectus was first filed with the Commission (whether filed as part of the Registration Statement for the registration of the Public Securities or any amendment thereto or pursuant to Rule 424(a) of the Regulations) and when any amendment thereof or supplement thereto was first filed with the Commission, such Preliminary Prospectus or the Sale Preliminary Prospectus and any amendments thereof and supplements thereto complied or will have been corrected in the Sale Preliminary Prospectus and the Prospectus to comply in all material respects with the applicable provisions of the Act and the Regulations and did not and will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representation and warranty made in this Section 2.2.1 does not apply to statements made or statements omitted in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriters by the Underwriters expressly for use in the Registration Statement, the Sale Preliminary Prospectus or the Prospectus or any amendment thereof or supplement thereto. The parties acknowledge and agree that such information provided by or on behalf of the Underwriters consists solely of the following: the names of the Underwriters, the information with respect to dealers’ concessions and reallowances contained in the section entitled “Underwriting,” the information with respect to short positions and stabilizing transactions contained in the section entitled “Underwriting” and the identity of counsel to the Underwriters contained in the section entitled “Legal Matters” (such information, collectively, the “Underwriters’ Information”).

2.2.2 Disclosure of Agreements. The agreements and documents described in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus conform to the descriptions thereof contained therein in all material respects and there are no agreements or other documents required to be described in the Registration Statement, the Sale Preliminary Prospectus or the Prospectus or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company is a party or by which its property or business is or may be bound or affected and (i) that is referred to in the Registration Statement, Sale Preliminary Prospectus or the Prospectus or attached as an exhibit thereto, or (ii) that is material to the Company’s business, has been duly authorized and validly executed by the Company, is in full force and effect and is enforceable against the Company and, to the Company’s knowledge, assuming reasonable inquiry, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (y) as enforceability of any indemnification or contribution provision may be limited under the foreign, federal and state securities laws; and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and no such agreement or instrument has been assigned by the Company, and neither the Company nor, to the Company’s knowledge, assuming reasonable inquiry, any other party is in breach or default thereunder and, to the Company’s knowledge, assuming reasonable inquiry, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a breach or default thereunder. To the Company’s knowledge, assuming reasonable inquiry, the performance by the Company of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses, including, without limitation, those relating to environmental laws and regulations.

2.2.3 Prior Securities Transactions. No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company since the date of the Company’s formation, except as disclosed in the Registration Statement.

2.2.4 Regulations. The disclosures in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus concerning the effects of federal, foreign, state and local regulation on the Company’s business as currently contemplated are correct in all material respects and do not omit to state a material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.

2.3 Changes After Dates in Registration Statement.

2.3.1 No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, except as otherwise specifically stated therein, (i) there has been no material adverse change in the condition, financial or otherwise, or business prospects of the Company, (ii) there have been no material transactions entered into by the Company, other than as contemplated pursuant to this Agreement, (iii) no member of the Company’s board of directors (the “Board of Directors”) or management has resigned from any position with the Company and (iv) no event or occurrence has taken place which materially impairs, or would likely materially impair, with the passage of time, the ability of the members of the Board of Directors or management to act in their capacities with the Company as described in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus.

2.3.2 Recent Securities Transactions. Subsequent to the respective dates as of which information is given in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, and except as may otherwise be indicated or contemplated herein or therein, the Company has not (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect to its share capital.

2.4 Independent Registered Public Accounting Firm. To the Company’s knowledge, WithumSmith+Brown, PC (“Withum”), whose report is filed with the Commission as part of, and is included in, the Registration Statement, the Sale Preliminary Prospectus, and the Prospectus, is an independent registered public accounting firm as required by the Act, the Regulations and the Public Company Accounting Oversight Board (the “PCAOB”), including the rules and regulations promulgated by such entity. To the Company’s knowledge, Withum is currently registered with the PCAOB. Withum has not, during the periods covered by the financial statements included in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

2.5 Financial Statements; Statistical Data.

2.5.1 Financial Statements. The financial statements, including the notes thereto and supporting schedules (if any) included in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus fairly present the financial position, the results of operations and the cash flows of the Company at the dates and for the periods to which they apply; such financial statements have been prepared in conformity with United States generally accepted accounting principles (“GAAP”), consistently applied throughout the periods involved; and the supporting schedules included in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus present fairly the information required to be stated therein in conformity with the Regulations. No other financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the Sale Preliminary Prospectus or the Prospectus. The Registration Statement, the Sale Preliminary Prospectus and the Prospectus disclose all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses. There are no pro forma or as adjusted financial statements that are required to be included in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus in accordance with Regulation S-X or Form S-1 that have not been included as required.

2.5.2 Statistical Data. The statistical, industry-related and market-related data included in the Registration Statement, the Sale Preliminary Prospectus and/or the Prospectus are based on or derived from sources that the Company reasonably and in good faith believes are reliable and accurate, and such data materially agree with the sources from which they are derived.

2.6 Authorized Capital; Options. The Company had at the date or dates indicated in each of the Registration Statement, the Sale Preliminary Prospectus, and the Prospectus, as the case may be, duly authorized, issued and outstanding capitalization as set forth in the Registration Statement, the Sale Preliminary Prospectus, and the Prospectus. Based on the assumptions stated in the Registration Statement, the Sale Preliminary Prospectus, and the Prospectus, the Company will have on the Closing Date or on the Option Closing Date, as the case may be, the adjusted share capitalization set forth therein. Except as set forth in, or contemplated by the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, on the Effective Date and on the Closing Date or Option Closing Date, as the case may be, there will be no options, warrants, or other rights to purchase or otherwise acquire any authorized but unissued Ordinary Shares or any security convertible into Ordinary Shares, or any contracts or commitments to issue or sell Ordinary Shares or any such options, warrants, rights or convertible securities.

2.7 Valid Issuance of Securities.

2.7.1 Outstanding Securities. All issued and outstanding securities of the Company issued prior to the transactions contemplated by this Agreement have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities was issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The authorized and outstanding securities of the Company conform in all material respects to all statements relating thereto contained in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus. All offers and sales and any transfers of the outstanding securities of the Company were at all relevant times either registered under the Act and the applicable state securities or Blue Sky laws or, based in part on the representations and warranties of the purchasers of such securities, exempt from such registration requirements.

2.7.2 Securities Sold Pursuant to this Agreement. The Public Securities have been duly authorized and reserved for issuance and when issued and paid for in accordance with this Agreement, will be validly issued, and the Ordinary Shares will be fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; the Public Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Public Securities has been duly and validly taken. The form of certificates for the Public Securities conform to the corporate law of the jurisdiction of the Company’s incorporation and applicable securities laws. The Public Securities conform in all material respects to the descriptions thereof contained in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, as the case may be.

2.7.3 Placement Securities.

2.7.3.1 The Placement Securities have been duly authorized and reserved for issuance and when issued and paid for in accordance with the Purchase Agreements, will be validly issued; the holders thereof are not and will not be subject to personal liability by reason of being such holders; the Placement Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Placement Securities has been duly and validly taken.

2.7.4 No Integration. Neither the Company nor any of its affiliates has, prior to the date hereof, made any offer or sale of any securities which are required to be or may be “integrated” pursuant to the Act or the Regulations with the Offering.

2.8 Registration Rights of Third Parties. Except as set forth in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration statement to be filed by the Company.

2.9 Validity and Binding Effect of Agreements. This Agreement, the Trust Agreement, the Insider Letter (as defined in Section 2.21.1), the Services Agreement (as defined in Section 2.21.4), the Registration Rights Agreement (as defined in Section 2.21.5), the Rights Agreement (as defined in Section 2.23) and the Purchase Agreements (as defined in Section 2.21.3) and (collectively with this Agreement, the “Transaction Documents”) have been duly and validly authorized by the Company and, when executed and delivered, will constitute the valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) with respect to this Agreement only, as enforceability of any indemnification or contribution provision may be limited under the foreign, federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

2.10 No Conflicts, Etc. The execution, delivery, and performance by the Company of the Transaction Documents, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms hereof and thereof do not and will not, with or without the giving of notice or the lapse of time or both, (i) result in a breach or violation of, or conflict with any of the terms and provisions of, or constitute a default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any agreement, obligation, condition, covenant or instrument to which the Company is a party or bound or to which its property is subject except pursuant to the Trust Agreement; (ii) result in any violation of the provisions of the Amended and Restated Memorandum and Articles of Association, as may be amended from time to time, of the Company (the “Charter Documents”); or (iii) violate any existing applicable statute, law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties, assets or business constituted as of the date hereof.

2.11 No Defaults; Violations. No default or violation exists in the due performance and observance of any term, covenant or condition of any license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject, except for any such default or violation that would not have a Material Adverse Effect (as defined in Section 2.15). The Company is not (a) in violation of any term or provision of its Charter Documents or (b) in violation of any franchise, license, permit, applicable law, rule, regulation, judgment or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or businesses, except in the case of clause (b) above for any such violation that would not have a Material Adverse Effect.

2.12 Corporate Power; Licenses; Consents.

2.12.1 Conduct of Business. The Company has all requisite corporate power and authority, and has all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies that it needs as of the date hereof to conduct its business purpose as described in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus. The disclosures in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus concerning the effects of foreign, federal, state and local regulation on the Offering and the Company’s business purpose as currently contemplated are correct in all material respects and do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Since its formation, the Company has conducted no business and has incurred no liabilities other than in connection with its formation and in furtherance of the Offering or as otherwise described in the Registration Statement, the Sale Preliminary Prospectus or the Prospectus, as applicable.

2.12.2 Transactions Contemplated Herein. The Company has all requisite corporate power and authority to enter into the Transaction Documents and to carry out the provisions and conditions hereof and thereof, and all consents, authorizations, approvals and orders required in connection herewith and therewith have been obtained. No consent, authorization, or order of, and no filing with, any court, government agency or other body, foreign or domestic, is required for the valid issuance, sale and delivery, of the Securities and the consummation of the transactions and agreements contemplated by the Transaction Documents and as contemplated by the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, except with respect to applicable foreign, federal and state securities laws, the rules of The Nasdaq Global Market (“Nasdaq”) and the rules and regulations promulgated by FINRA.

2.12.3 Jurisdiction and Designation. The Company has the power to submit, and pursuant to Section 9.7 of this Agreement has, to the extent permitted by law, legally, validly, effectively and irrevocably submitted, to the jurisdiction of any New York State or United States Federal court sitting in the City of New York, Borough of Manhattan.

2.13 D&O Questionnaires. To the Company’s knowledge, assuming reasonable inquiry, all information contained in the questionnaires (“Questionnaires”) completed by each of the Company’s officers, directors and shareholders as of the date hereof (together with the Sponsor, the “Insiders”) and provided to the Representative and its counsel and the biographies of the Insiders and other persons contained in the Registration Statement, Sale Preliminary Prospectus and the Prospectus (to the extent a biography is contained) is true and correct in all material respects and the Company has not become aware of any information which would cause the information disclosed in the Questionnaires completed by each Insider to become inaccurate, incorrect or incomplete.

2.14 Litigation; Governmental Proceedings. There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending, or to the Company’s knowledge, assuming reasonable inquiry, threatened against or involving the Company or, to the Company’s knowledge, assuming reasonable inquiry, any Insider or any shareholder or member of an Insider that has not been disclosed, that is required to be disclosed, in the Registration Statement, the Sale Preliminary Prospectus, the Prospectus or the Questionnaires.

2.15 Good Standing. The Company has been duly organized and is validly existing as a corporation and is in good standing under the laws of its jurisdiction of incorporation. The Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify would not have a material adverse effect on the condition (financial or otherwise), earnings, assets, prospects, business, operations or properties of the Company, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”).

2.16 No Contemplation of a Business Combination. As of the date of this Agreement, the Company has not selected any specific Business Combination target (each a “Target Business”) and it has not, nor has anyone on its behalf, initiated any substantive discussions, directly or indirectly with any Target Business.

2.17 Transactions Requiring Disclosure to FINRA.

2.17.1 Finder’s Fees. Except as disclosed in the Registration Statement, the Sale Preliminary Prospectus or the Prospectus, there are no claims, payments, arrangements, agreements or understandings relating to the payment of a brokerage commission or finder’s, consulting or origination fee by the Company or any Insider with respect to the sale of the Securities hereunder or any other arrangements, agreements or understandings of the Company or to the Company’s knowledge, assuming reasonable inquiry, any Insider that may affect the Underwriters’ compensation, as defined by FINRA.

2.17.2 Payments Within 180 Days. The Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; or (ii) to the Company’s knowledge, any “participating member,” as defined in FINRA Rule 5110(j)(15), (a “Participating Member”), with respect to the Offering, within the 180-day period prior to the initial filing of the Registration Statement, other than any prior payments to the Representative in connection with the Offering. The Company has not issued any warrants or other securities, or granted any options, directly or indirectly, to any Participating Member within the 180-day period prior to the initial filing date of the Registration Statement. No person to whom securities of the Company have been privately issued within the 180-day period prior to the initial filing date of the Registration Statement has any relationship or affiliation or association with any Participating Member. Except with respect to the Representative in connection with the Offering, the Company has not entered into any agreement or arrangement (including, without limitation, any consulting agreement or any other type of agreement) during the 180-day period prior to the initial filing date of the Registration Statement with the Commission, which arrangement or agreement provides for the receipt of any “underwriting compensation” as defined in FINRA Rule 5110, by any Participating Member.

2.17.3 FINRA Affiliation. Except as disclosed in the FINRA Questionnaires provided to the Representative, to the Company’s knowledge, no officer or director or any direct or indirect beneficial owner (including the Insiders) of any class of the Company’s unregistered securities (whether debt or equity, registered or unregistered, regardless of the time acquired or the source from which derived) has any direct or indirect affiliation or association with any Participating Member (as defined in accordance with the rules and regulations of FINRA). The Company will advise the Representative and Clifford Chance if it learns that any officer or director or any direct or indirect beneficial owner (including the Insiders) is or becomes an affiliate or associated person of a Participating Member.

2.17.4 Share Ownership. Except as disclosed in the FINRA Questionnaires provided to the Representative, to the Company’s knowledge, no officer or director or any direct or indirect beneficial owner (including the Insiders) of any class of the Company’s unregistered securities is an owner of shares or other securities of any Participating Member (other than securities purchased on the open market).

2.17.5 Loans. To the Company’s knowledge, no officer or director or any direct or indirect beneficial owner (including the Insiders) of any class of the Company’s unregistered securities has made a subordinated loan to any Participating Member in the Offering.

2.17.6 Proceeds of the Offering. Except as disclosed in the Registration Statement, the Sale Preliminary Prospectus or the Prospectus, no proceeds from the sale of the Public Securities (excluding underwriting compensation) or the Placement Units, will be paid to any Participating Member, except as specifically authorized herein.

2.17.7 Conflicts of Interest. To the Company’s knowledge, assuming reasonable inquiry, no Participating Member in the Offering has a conflict of interest with the Company. For this purpose, a “conflict of interest” exists when a Participating Member and/or its associated persons, parent or affiliates in the aggregate beneficially own 10% or more of the Company’s outstanding common equity or 10% or more of the Company’s preferred equity.

2.18 Taxes.

2.18.1 There are no stamp, issuance, transfer or documentary taxes or other similar fees or charges (“Stamp Taxes”) under U.S. federal law or the laws of any U.S. state or any political subdivision of the United States, or under the laws of any non-U.S. jurisdiction, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Public Securities.

2.18.2 All payments to be made by the Company under this Agreement under the current laws and regulations of the Cayman Islands, any political subdivision or any authority or agency therein or thereof having power to tax, any other jurisdiction in which the Company is organized or engaged in business for tax purposes or is otherwise resident for tax purposes or any jurisdiction from or through which a payment is made (each, a “Relevant Taxing Jurisdiction”), will not be subject to deduction or withholding for taxes and are otherwise payable free and clear of any other deduction or withholding.

2.18.3 The Company has filed all U.S. federal, state and local, and non-U.S., tax returns required to be filed with taxing authorities prior to the date hereof in a timely manner or has duly obtained extensions of time for the filing thereof. The Company has paid all taxes shown as due on such returns that were filed and has paid all taxes imposed on it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable (whether or not shown as due on any filed returns). In the case of each of the foregoing, except where the failure to file or pay, as applicable, would not have a Material Adverse Effect. The Company has made appropriate provisions in the applicable financial statements referred to in Section 2.5.1 above in respect of all federal, state, local and foreign income and franchise taxes for all current or prior periods as to which the tax liability of the Company has not been finally determined.

2.19 Foreign Corrupt Practices Act; Anti-Money Laundering; Patriot Act.

2.19.1 Foreign Corrupt Practices Act. Neither the Company nor to the Company’s knowledge, assuming reasonable inquiry, any of the Insiders or any other person acting on behalf of the Company has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) that (i) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding; (ii) if not given in the past, might have had a Material Adverse Effect; or (iii) if not continued in the future, might adversely affect the assets, business or operations of the Company. The Company has taken reasonable steps to ensure that its accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

2.19.2 Currency and Foreign Transactions Reporting Act. The operations of the Company are and have been conducted at all times in compliance with (i) the requirements of the U.S. Treasury Department Office of Foreign Asset Control and (ii) applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transaction Reporting Act of 1970, as amended, including the Money Laundering Control Act of 1986, as amended, the rules and regulations thereunder and any related or similar money laundering statutes, rules, regulations or guidelines, issued, administered or enforced by any Federal governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

2.19.3 Patriot Act. Neither the Company nor to the Company’s knowledge, assuming reasonable inquiry, any Insider has violated the Bank Secrecy Act of 1970, as amended, or the Uniting and Strengthening of America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001, and/or the rules and regulations promulgated under any such law, or any successor law.

2.20 Officers’ Certificate. Any certificate signed by any duly authorized officer of the Company in connection with the Offering and delivered to the Representative or to Clifford Chance shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

2.21 Agreements With Insiders.

2.21.1 Insider Letter. The Company has caused to be duly executed a legally binding and enforceable agreement (except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification, contribution or non-compete provision may be limited under foreign, federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought), a form of which is annexed as an exhibit to the Registration Statement (the “Insider Letter”), pursuant to which each of the Insiders of the Company agree to certain matters. The Insider Letter shall not be amended, modified or otherwise changed without the prior written consent of the Representative, which consent shall not be unreasonably delayed, conditioned or withheld by the Representative.

2.21.2 Sponsor Purchase Agreement. The Company and the Sponsor have executed and delivered a Private Placement Units Purchase Agreement, the form of which is annexed as an exhibit to the Registration Statement (the “Sponsor Purchase Agreement”), pursuant to which the Sponsor will, among other things, on the Closing Date and on the Option Closing Date, if any, consummate the purchase of and deliver the purchase price for the Placement Units to be sold to the Sponsor as provided in the Sponsor Purchase Agreement. Pursuant to the Insider Letter, the Sponsor has waived any and all rights and claims it may have to any proceeds, and any interest thereon, held in the Trust Account in respect of the Placement Units. Certain proceeds from the sale of the Placement Units will be deposited by the Company in the Trust Account in accordance with the terms of the Trust Agreement on the Closing Date and on the Option Closing Date, if any, as provided for in the Sponsor Purchase Agreement.

2.21.3 Underwriters Purchase Agreement. The Company and the Underwriters have executed and delivered a Private Placement Units Purchase Agreement, the form of which is annexed as an exhibit to the Registration Statement (the “Underwriters Purchase Agreement,” and together with the Sponsor Purchase Agreement, the “Purchase Agreements”), pursuant to which the Underwriters will, among other things, on the Closing Date and on the Option Closing Date, if any, consummate the purchase of and deliver the purchase price for the Placement Units to be sold to the Underwriters as provided in the Underwriters Purchase Agreement. Certain proceeds from the sale of the Placement Units will be deposited by the Company in the Trust Account in accordance with the terms of the Trust Agreement on the Closing Date and on the Option Closing Date, if any, as provided for in the Underwriters Purchase Agreement.

2.21.4 Administrative Services. The Company and Essential Minerals Sponsor LLC have entered into an agreement (“Services Agreement”) substantially in the form annexed as an exhibit to the Registration Statement, pursuant to which Essential Minerals Sponsor LLC or an affiliate of Essential Minerals Sponsor LLC will make available to the Company office space, utilities, and secretarial and administrative support for $10,000 per month, and the Company will reimburse Essential Minerals Sponsor LLC or an affiliate of Essential Minerals Sponsor LLC for any reasonable and documented out-of-pocket expenses related to identifying, investigating and completing a Business Combination. Upon completion of the Business Combination, the Company will cease paying such monthly fees.

2.21.5 Registration Rights Agreement. The Company, the Sponsor and the Underwriters have entered into a Registration Rights Agreement (“Registration Rights Agreement”) substantially in the form annexed as an exhibit to the Registration Statement, whereby such parties will be entitled to certain registration rights with respect to the securities they hold or may hold, as set forth in such Registration Rights Agreement and described more fully in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus.

2.21.6 Loans. The Sponsor has agreed to make loans to the Company in the aggregate amount of up to $300,000 (the “Insider Loans”) pursuant to a promissory note substantially in the form annexed as an exhibit to the Registration Statement. The Insider Loans do not bear any interest and are repayable by the Company on the earlier of June 30, 2027 or the consummation of the Offering.

2.22 Investment Management Trust Agreement. The Company has entered into the Trust Agreement with respect to certain proceeds of the Offering and the Unit Private Placement substantially in the form annexed as an exhibit to the Registration Statement.

2.23 Rights Agreement. The Company has entered into a share rights agreement with respect to the Share Rights, Private Rights and any other rights that may be issued by the Company with the rights agent substantially in the form filed as an exhibit to the Registration Statement (the “Rights Agreement”).

2.24 No Existing Non-Competition Agreements. To the Company’s knowledge, no Insider is subject to any non-competition agreement or non-solicitation agreement with any employer or prior employer which could materially affect his ability to be an employee, officer and/or director of the Company, except as disclosed in the Registration Statement.

2.25 Investments. No more than 45% of the “value” (as defined in Section 2(a)(41) of the Investment Company Act of 1940, as amended (the “Investment Company Act”)) of the Company’s total assets consist of, and no more than 45% of the Company’s net income after taxes is derived from, securities other than “government securities” (as defined in Section 2(a)(16) of the Investment Company Act) or money market funds meeting the conditions of Rule 2a-7 of the Investment Company Act.

2.26 Investment Company Act. The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Sale Preliminary Prospectus and the Prospectus will not be required, to register as an “investment company” under the Investment Company Act.

2.27 Subsidiaries. The Company does not own an interest in any corporation, partnership, limited liability company, joint venture, trust or other business entity.

2.28 Related Party Transactions. No relationship, direct or indirect, exists between or among the Company, on the one hand, and any Insider, on the other hand, which is required by the Act, the Exchange Act or the Regulations to be described in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus which is not so described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business), or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as disclosed in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus. The Company has not extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or officer of the Company.

2.29 No Influence. The Company has not offered, or caused the Underwriters to offer, the Firm Units to any person or entity with the intention of unlawfully influencing (a) a customer or supplier of the Company or any affiliate of the Company to alter the customer’s or supplier’s level or type of business with the Company or such affiliate or (b) a journalist or publication to write or publish favorable information about the Company or any such affiliate.

2.30 Sarbanes-Oxley. The Company is, and on the Closing Date will be, in material compliance with the provisions of the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley”), and the rules and regulations promulgated thereunder and related or similar rules or regulations promulgated by any governmental or self-regulatory entity or agency, that are applicable to it as of the date hereof.

2.31 Distribution of Offering Material by the Company. The Company has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the distribution of the Units, any offering material in connection with the offering and sale of the Units other than the Sale Preliminary Prospectus and the Prospectus, in each case as supplemented and amended.

2.32 The Nasdaq Global Market. The Public Securities have been authorized for listing, subject to official notice of issuance and evidence of satisfactory distribution, on the Nasdaq Global Market and the Company knows of no reason or set of facts that is likely to adversely affect such authorization.

2.33 Board of Directors. As of the Effective Date, the Board of Directors of the Company will be comprised of the persons set forth as “Directors” or “Director nominees” under the heading of the Sale Preliminary Prospectus and the Prospectus captioned “Management.” As of the Effective Date, the qualifications of the persons serving as board members and the overall composition of the board will comply with Sarbanes-Oxley and the rules promulgated thereunder and the rules of Nasdaq that are, in each case, applicable to the Company. As of the Effective Date, the Company will have an Audit Committee that satisfies the applicable requirements under Sarbanes-Oxley and the rules promulgated thereunder and the rules of Nasdaq, subject to the permitted phase-in requirements under the rules of Nasdaq.

2.34 Emerging Growth Company. From its formation through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company”).

2.35 No Disqualification Events. Neither the Company, nor any of its predecessors or any affiliated issuer, nor any director, executive officer, or other officer of the Company participating in the Offering, nor any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Act) connected with the Company in any capacity at the Time of Sale (each, a “Company Covered Person” and, together, “Company Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Company Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Underwriters a copy of any disclosures provided thereunder.

2.36 Free-Writing Prospectus and Testing-the-Waters. The Company has not made any offer relating to the Public Securities that would constitute an issuer free writing prospectus, as defined in Rule 433 under the Act, or that would otherwise constitute a “free writing prospectus” as defined in Rule 405 under the Act. The Company: (a) has not engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representative with entities that are qualified institutional buyers within the meaning of Rule 144A under the Act or institutions that are accredited investors within the meaning of Rule 501(a) of Regulation D under the Act and (b) has not authorized anyone to engage in Testing-the-Waters Communications other than its officers and the Representative and individuals engaged by the Representative. The Company has not distributed any written Testing-the-Waters Communications other than those listed on Schedule B hereto. “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act.

2.37 No Fee Arrangements. As of the date hereof, the Company has not entered into any agreement, written or oral, pursuant to which the Company will be obligated to pay any Insider or an affiliate of any Insider a consulting, finder or success fee for assisting the Company in consummating a Business Combination.

3. Covenants of the Company. The Company covenants and agrees as follows:

3.1 Amendments to Registration Statement. The Company will deliver to the Representative, prior to filing, any amendment or supplement to the Registration Statement, any Preliminary Prospectus or the Prospectus proposed to be filed after the Effective Date and the Company shall not file any such amendment or supplement to which the Representative reasonably objects in writing.

3.2 Federal Securities Laws.

3.2.1 Compliance. During the time when a Prospectus is required to be delivered under the Act, the Company will use its commercially reasonable efforts to comply with all requirements imposed upon it by the Act, the Regulations, and the Exchange Act, and by the regulations under the Exchange Act, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Securities in accordance with the provisions hereof and the Sale Preliminary Prospectus and the Prospectus. If at any time when a Prospectus relating to the Securities is required to be delivered under the Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or counsel for the Underwriters, the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with the Act, the Company will notify the Representative promptly and prepare and file with the Commission, subject to Section 3.1 hereof, an appropriate amendment or supplement in accordance with Section 10 of the Act.

3.2.2 Filing of Final Prospectus. The Company will file the Prospectus (in form and substance satisfactory to the Underwriters) with the Commission pursuant to the requirements of Rule 424 of the Regulations.

3.2.3 Exchange Act Registration. The Company will use its commercially reasonable efforts to maintain the registration of the Ordinary Shares (and Share Rights prior to consummation of the Business Combination) under the provisions of the Exchange Act (except in connection with a going-private transaction) for a period of five (5) years from the Effective Date, or until the Company is required to be liquidated or is acquired, if earlier. The Company will not deregister the Ordinary Shares (and Share Rights prior to consummation of the Business Combination) under the Exchange Act (except in connection with a going private transaction after the completion of a Business Combination) without the prior written consent of the Representative.

3.2.4 Exchange Act Filings. From the Effective Date until the earlier of the Company’s initial Business Combination, or its liquidation and dissolution, the Company shall timely file with the Commission via the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) such statements and reports as are required to be filed by a company registered under Section 12(b) of the Exchange Act.

3.2.5 Sarbanes-Oxley Compliance. As soon as it is legally required to do so, the Company shall take all actions necessary to obtain and thereafter maintain material compliance with each applicable provision of Sarbanes-Oxley and the rules and regulations promulgated thereunder and related or similar rules and regulations promulgated by any other governmental or self-regulatory entity or agency with jurisdiction over the Company.

3.3 Free-Writing Prospectus. The Company agrees that it will not make any offer relating to the Public Securities that would constitute an issuer free writing prospectus, as defined in Rule 433 under the Act, or that would otherwise constitute a “free writing prospectus” as defined in Rule 405 under the Act, without the prior consent of the Underwriters.

3.4 Delivery to Underwriters of Prospectuses. The Company will deliver to the Underwriters, without charge and from time to time during the period when the Prospectus is required to be delivered under the Act or the Exchange Act, such number of copies of each of the Preliminary Prospectus and the Prospectus as the Underwriters may reasonably request and, as soon as the Registration Statement or any amendment or supplement thereto becomes effective, deliver to the Underwriters, upon their request, two (2) manually executed Registration Statements, including exhibits, and all post-effective amendments thereto and copies of all exhibits filed therewith or incorporated therein by reference and all manually executed consents of certified experts.

3.5 Effectiveness and Events Requiring Notice to the Representative. The Company will use its commercially reasonable efforts to cause the Registration Statement to remain effective and will notify the Representative immediately and confirm the notice in writing (i) of the effectiveness of the Registration Statement and any amendment thereto; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or of the initiation, or the threatening, of any proceeding for that purpose; (iii) of the issuance by any foreign or state securities commission of any proceedings for the suspension of the qualification of the Public Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose; (iv) of the mailing and delivery to the Commission for filing of any amendment or supplement to the Registration Statement or Prospectus; (v) of the receipt of any comments or request for any additional information from the Commission; and (vi) of the happening of any event that, in the reasonable judgment of the Company, makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, and in the light of the circumstances under which they were made, not misleading. If the Commission or any foreign or state securities commission shall enter a stop order or suspend such qualification at any time, the Company will make every reasonable effort to obtain promptly the lifting of such order.

3.6 Affiliated Transactions.

3.6.1 Business Combinations. In the event the Company seeks to consummate a Business Combination with any entity that is affiliated with any Insider, the Company, or a committee of its independent directors, shall obtain an opinion from an independent investment banking firm that is a member of FINRA, or from an independent accounting firm, that the Business Combination is fair to the Company from a financial point of view.

3.6.2 Compensation to Insiders. Except as disclosed in the Registration Statement, the Sale Preliminary Prospectus or the Prospectus, the Company shall not pay any of the Insiders or any of their affiliates any fees or compensation from the Company, for services rendered to the Company prior to, or in connection with, the consummation of a Business Combination.

3.7 [Reserved.]

3.8 Reports to the Representative. For a period of five (5) years from the Effective Date or until such earlier time upon which the Company is required to be liquidated or is no longer required to file reports under the Exchange Act, the Company will furnish to the Representative and its counsel copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of its securities, and promptly furnish to the Underwriters (i) a copy of each periodic report the Company shall be required to file with the Commission, (ii) a copy of every press release and every news item and article with respect to the Company or its affairs that was released by the Company, (iii) a copy of each Current Report on Form 8-K or Schedules 13D, 13G, 14D-1 or 13E-4 received or prepared by the Company, (iv) two (2) copies of each registration statement filed by the Company with the Commission under the Act, and (v) such additional documents and information with respect to the Company and the affairs of any future subsidiaries of the Company as the Representative may from time to time reasonably request; provided the Representative shall sign, if requested by the Company, a Regulation FD compliant confidentiality agreement which is reasonably acceptable to the Representative and its counsel in connection with the Representative’s receipt of such information. Documents filed or furnished with the Commission pursuant to its EDGAR system shall be deemed to have been delivered to the Representative pursuant to this Section 3.8.

3.9 Transfer Agent. For a period of five (5) years following the Effective Date or until such earlier time upon which the Company is required to be liquidated, the Company shall retain a transfer agent acceptable to the Representative. CST is acceptable to the Representative. Until the consummation of the Business Combination or until such earlier time upon which the Company is required to be liquidated, the Company shall retain a rights agent.

3.10 Payment of Expenses. The Company hereby agrees to pay on each of the Closing Date and the Option Closing Date, if any, to the extent not paid at the Closing Date, all Company expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to (i) the Company’s legal and accounting fees and disbursements; (ii) the preparation, printing, filing, mailing and delivery (including the payment of postage with respect to such mailing) of the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, including any pre- or post-effective amendments or supplements thereto, and the printing and mailing of this Agreement and related documents, including the cost of all copies thereof and any amendments thereof or supplements thereto supplied to the Underwriters in quantities as may be required by the Underwriters; (iii) fees incurred in connection with conducting background checks of the Company’s management team, up to a maximum of $3,000 per person; (iv) the preparation, printing, engraving, issuance and delivery of the Units, the Ordinary Shares and the Share Rights included in the Units, including any transfer or other taxes payable thereon; (v) filing fees incurred in registering the Offering with FINRA and the reasonable fees of counsel of the Underwriters (such legal fees not to exceed $15,000) in connection therewith and including, without limitation, fees associated with qualifying the Offering under the “Blue Sky” laws of any states specified by the Representative; (vi) fees, costs and expenses incurred in listing the Securities on the Nasdaq Global Market or such other stock exchanges as the Company and the Underwriters together determine; (vii) all fees and disbursements of the transfer and rights agent; (viii) all of the Company’s expenses associated with “due diligence” and “road show” meetings arranged by the Representative and any presentations made available by way of a net roadshow, including without limitation, trips for the Company’s management to meet with prospective investors, all travel, food and lodging expenses associated with such trips incurred by the Company or such management; and (ix) all other documented out-of-pocket costs and expenses customarily borne by an issuer incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 3.10, provided that the expenses paid on behalf of or reimbursed to the Underwriters shall not exceed $85,000 in the aggregate. If the Offering is consummated, the Representative may deduct from the net proceeds of the Offering payable to the Company on the Closing Date the expenses set forth above (which shall be mutually agreed upon between the Company and the Representative prior to the Closing Date) to be paid by the Company to the Representative and others.

3.11 Application of Net Proceeds. The Company will apply the net proceeds from the Offering and the Unit Private Placement received by it in a manner consistent in all material respects with the application described under the caption “Use of Proceeds” in the Prospectus.

3.12 Delivery of Earnings Statements to Security Holders. The Company will make generally available to its security holders as soon as practicable an earnings statement (which need not be certified by an independent registered public accounting firm unless required by the Act or the Regulations, but which shall satisfy the provisions of Rule 158(a) under Section 11(a) of the Act) covering a period of at least twelve (12) consecutive months beginning after the Effective Date.

3.13 Notice to FINRA.

3.13.1 Notice to the Representative. For a period of sixty (60) days after the date of the Prospectus, in the event any person or entity (regardless of any FINRA affiliation or association) is engaged, in writing, to assist the Company in its search for a Target Business or to provide any other services in connection therewith, the Company will provide the following to the Representative prior to the consummation of the Business Combination: (i) complete details of all services and copies of agreements governing such services, and (ii) justification as to why the person or entity providing the merger and acquisition services should not be considered a Participating Member with respect to the Offering, as such term is defined in FINRA Rule 5110. The Company also agrees that, if required by law, proper disclosure of such arrangement or potential arrangement will be made in the tender offer documents or proxy statement which the Company will file with the Commission in connection with the Business Combination.

3.13.2 FINRA. The Company shall advise the Representative if it is aware that any 10% or greater shareholder of the Company becomes an affiliate or associated person of a Participating Member.

3.13.3 Broker/Dealer. In the event the Company intends to register as a broker/dealer, merge with or acquire a registered broker/dealer, or otherwise become a member of FINRA, it shall promptly notify FINRA.

3.14 Stabilization. Neither the Company, nor to its knowledge, any of its employees, directors or shareholders (without the consent of the Representative) has taken, and the Company will not take, and has directed its employees, directors or shareholders to not take, directly or indirectly, any action without the consent of the Representative that is designed to or that has constituted or that might reasonably be expected to cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Units.

3.15 Existing Lock-Up Agreement. The Company will use its reasonable best efforts to enforce all existing agreements between the Company and any of its security holders that prohibit the sale, transfer, assignment, pledge or hypothecation of any of the Securities in connection with the Offering. In addition, the Company will direct the Company’s transfer agent to place stop transfer restrictions upon any such Securities of the Company that are bound by such existing “lock-up” agreements for the duration of the periods contemplated in such agreements.

3.16 Payment of Deferred Underwriting Commission on Business Combination. Upon the occurrence of the Specified Event, the Company agrees that it will cause the Trustee to pay the Deferred Underwriting Commission directly from the Trust Account to the Underwriters, in accordance with Section 1.3. The Underwriters shall have no claim to (a) any funds in the Trust Account reserved by the Company and the Trustee for honoring redemption rights of the Public Shareholders or (b) any payment of any interest earned on the portion of the proceeds held in the Trust Account representing the Deferred Underwriting Commission.

3.17 Internal Controls. The Company will maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.18 Accounting Firm. Until the earlier of the consummation of the Company’s initial Business Combination or until such earlier time upon which the Company is required to be liquidated, the Company shall retain Withum or another independent registered public accounting firm.

3.19 Form 8-K. The Company shall, on or prior to the date hereof, retain its independent registered public accounting firm to audit the balance sheet of the Company as of the Closing Date (“Audited Financial Statements”) reflecting the receipt by the Company of the proceeds of the Offering and the Unit Private Placement. Within four (4) Business Days after the Closing Date, the Company shall file a Current Report on Form 8-K with the Commission, which Report shall contain the Company’s Audited Financial Statements. Promptly after the Option Closing Date, if the Over-allotment Option is exercised after the Closing Date and to the extent not reflected in the Current Report on Form 8-K referenced in the immediately preceding sentence, the Company shall file with the Commission a Current Report on Form 8-K or an amendment to the Form 8-K to provide updated financial information to reflect the exercise of such option.

3.20 Corporate Proceedings. All corporate proceedings and other legal matters necessary to carry out the provisions of this Agreement and the transactions contemplated hereby shall have been effected, except where the failure to do so would not have a Material Adverse Effect.

3.21 Investment Company. The Company shall cause the proceeds of the Offering to be held in the Trust Account to be invested only as provided for in the Trust Agreement and disclosed in the Prospectus. The Company will conduct its business in a manner so that it will not become subject to the Investment Company Act. Furthermore, once the Company consummates a Business Combination, it shall be engaged in a business other than that of investing, reinvesting, owning, holding or trading securities.

3.22 Amendments to Charter Documents. The Company covenants and agrees, that prior to its initial Business Combination, it will not seek to amend or modify its Charter Documents, except in accordance with the procedures set forth therein.

3.23 Press Releases. The Company agrees that it will not issue press releases or engage in any other publicity relating to the Offering or which includes the name of any Underwriter, without the Representative’s prior written consent (not to be unreasonably withheld), for a period of twenty-five (25) calendar days after the Closing Date. Notwithstanding the foregoing, in no event shall the Company be prohibited from issuing any press releases or engaging in any other publicity required by law, except that including the name of any Underwriter therein shall require the prior written consent of such Underwriter.

3.24 Insurance. Until the earlier of the consummation of the Company’s initial Business Combination or until such earlier time upon which the Company is required to be liquidated, the Company will maintain directors’ and officers’ insurance (including, without limitation, insurance covering the Company, its directors and officers for liabilities or losses arising in connection with the Offering, including, without limitation, liabilities or losses arising under the Act, the Exchange Act, the Regulations and any applicable foreign securities laws).

3.25 Electronic Prospectus. The Company shall cause to be prepared and delivered to the Underwriters, at the Company’s expense, promptly, but in no event later than two (2) Business Days from the effective date of this Agreement, an Electronic Prospectus to be used by the Underwriters in connection with the Offering. As used herein, the term “Electronic Prospectus” means a form of prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to the Representative, that may be transmitted electronically by the Underwriters to offerees and purchasers of the Units for at least the period during which a prospectus relating to the Units is required to be delivered under the Act; (ii) it shall disclose the same information as the paper prospectus and prospectus filed pursuant to EDGAR, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to the Representative, that will allow recipients thereof to store and have continuously ready access to the prospectus at any future time, without charge to such recipients (other than any fee charged for subscription to the Internet as a whole and for on-line time).

3.26 Unit Private Placement Proceeds. On or prior to the Closing Date, the Company shall have caused the applicable proceeds from the Unit Private Placement to be deposited in the Trust Account pursuant to the terms of the Purchase Agreements.

3.27 Future Financings. The Company agrees that neither it, nor any successor or subsidiary of the Company, will consummate any public or private equity or debt financing prior to the consummation of a Business Combination, unless all investors in such financing expressly waive, in writing, any rights in or claims against the Trust Account.

3.28 Amendments to Certain Agreements. The Company shall not amend, modify or otherwise change the Insider Letter and the Trust Agreement without the prior written consent of the Representative, which such consent shall not be unreasonably delayed, conditioned or withheld by the Representative. The Trust Agreement shall provide that the Trustee is required to obtain a joint written instruction signed by both the Company and the Representative with respect to the transfer of the funds held in the Trust Account from the Trust Account, prior to commencing any liquidation of the assets of the Trust Account in connection with the consummation of any Business Combination, and such provision of the Trust Agreement shall not be permitted to be amended without the prior written consent of the Representative.

3.29 Maintenance of Listing on Nasdaq. Until the consummation of a Business Combination, the Company will use its commercially reasonable efforts to maintain the listing of the Public Securities on Nasdaq or a national securities exchange acceptable to the Representative.

3.30 Reservation of Shares. The Company will reserve and keep available that maximum number of its authorized but unissued securities which are issuable (i) pursuant to the Share Rights and the Placement Securities (as well as any other rights that may be issued and covered by the Rights Agreement) and (ii) upon conversion of the Founder Shares.

3.31 Notice of Disqualification Events. The Company will notify the Underwriters in writing, prior to the Closing Date, of (i) any Disqualification Event relating to any Company Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Company Covered Person.

3.32 Disqualification of S-1. Until the earlier of seven (7) years from the date hereof or until the Share Rights have either expired and are no longer exercisable or have all been exercised or redeemed or the Company has earlier liquidated and dissolved, the Company will not take any action or actions that prevent or disqualify the Company’s use of Form S-1 (or other appropriate form) for the registration of the Ordinary Shares issuable upon exercise of the Share Rights under the Act.

3.33 Business Combination Securities Disclosure Documents. If any Underwriter that performs any marketing, capital markets advisory or securities placement activities in connection with a Business Combination at the request of the Company pursuant to a separate agreement between such Underwriter and the Company (such Underwriter, a “Business Combination Advisor”) may be deemed, in its sole judgment, to be an underwriter of any securities issued pursuant to any registration statement or tender offer document filed with the Commission in connection with the consummation of the Business Combination by the Company, a Target Business or any direct or indirect parent or subsidiary of any of them (any such issuer or co-issuer, a “Registrant,” and any such securities, the “Business Combination Securities”), the Company shall use its commercially reasonable efforts to provide or cause to be provided to such Business Combination Advisor information and access to all persons, properties and documents to the extent necessary for such Business Combination Advisor to complete a due diligence investigation sufficient (in the view of such Business Combination Advisor in its sole discretion) to provide such Business Combination Advisor with a “reasonable due diligence” defense in respect of any claims that could be brought against an underwriter of the applicable Business Combination Securities under federal and state securities laws, rules and regulations, including, without limitation, Section 11 of the Act. As used herein, the term “reasonable due diligence” means a reasonable investigation that provides the investigating person a reasonable ground to believe that at the time of the applicable offer, issuance or distribution of any Business Combination Securities, no registration statement, preliminary or final prospectus, proxy statement, tender offer document or offering memorandum, including, without limitation, any document incorporated by reference into any of the foregoing, or any amendment or supplement to any of the foregoing, or any other marketing document used by any Registrant, filed with or furnished by the Company to the Commission in connection with the Business Combination but excluding any filing under Rule 425 of the Act or Rule 14a-12 of the Exchange Act (each, a “Business Combination Securities Disclosure Document”), in each case relating to such offer, issuance or distribution, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company agrees to use its commercially reasonable efforts to provide to such Business Combination Advisor notice of each filing under Rule 425 of the Act or Rule 14a-12 of the Exchange Act and each other form of public communication about the Business Combination reasonably in advance of such filing or public communication. The Company further covenants that it will use its reasonable best efforts to ensure that any projections provided to such Business Combination Advisor by any Registrant or prepared by any Registrant or any representative of such Registrant (a “Registrant Representative”) and contained in any Business Combination Securities Disclosure Document, in each case, at the time they were prepared, will have been prepared in good faith and will be based upon assumptions which, in light of the circumstances under which they are made, are reasonable.

3.34 Obligations in Connection with Business Combination. If requested in writing by a Business Combination Advisor, if it may be deemed, in its sole judgment, to be an underwriter of any Business Combination Securities, the following shall apply:

3.34.1 Prior to entering into any definitive agreement with respect to the Business Combination (or amendment thereto) and until such time as such Business Combination is consummated:

(a) The Company agrees to notify such Business Combination Advisor with respect to, and to permit such Business Combination Advisor, at its request, to participate in, all diligence sessions with any Registrant or any Registrant Representative and all drafting sessions in respect of any Business Combination Securities Disclosure Document.

(b) The Company shall provide drafts of all Business Combination Securities Disclosure Documents to such Business Combination Advisor and its legal counsel reasonably in advance of the filing by the Company (or, if such filing is to be made by a Registrant other than the Company, any filing which is required to be approved by the Company) of any Business Combination Securities Disclosure Document with the Commission or the circulation by any Registrant of any Business Combination Securities Disclosure Document to any prospective investor, sufficient to allow such Business Combination Advisor and its legal counsel to request changes determined by them to be reasonably necessary to such Business Combination Securities Disclosure Document before its filing or circulation. The Company shall not permit the filing with or furnishing to the Commission of any Business Combination Securities Disclosure Document without the consent of such Business Combination Advisor, which consent shall not unreasonably be withheld, delayed or conditioned.

3.34.2 Notwithstanding any provision to the contrary herein, the Company agrees that such Business Combination Advisor shall have the right, in connection with its reasonable due diligence under Section 3.33, (i) to retain counsel and other consultants and experts as it may deem necessary or desirable in connection with its reasonable due diligence under Section 3.34.1 (it being understood that the retention of any such consultant or expert or other advisor, other than outside legal counsel, will be made with the prior written approval of the Company, which approval will not be unreasonably withheld, conditioned or delayed); (ii) to require the Company to use its commercially reasonable efforts to ensure that each counsel to the Company and to any other Registrant provides customary legal opinions and negative assurance letters to such Business Combination Advisor dated as of (x) the date of effectiveness of the Business Combination Securities Disclosure Document, and (y) the date of the shareholder vote to approve the Business Combination, in form and substance reasonably satisfactory to such Business Combination Advisor, (iii) require the Company to use its commercially reasonable efforts to ensure that each accounting firm or firms that were retained by the Company or by any other Registrant and that have audited any financial statements set forth in any Business Combination Securities Disclosure Document provide customary “comfort letters” to such Business Combination Advisor dated as of (x) the date of effectiveness of the Business Combination Securities Disclosure Document, and (y) the date of the shareholder vote to approve the Business Combination; and (iv) require the Company to take and shall use its reasonable best efforts to take any other actions reasonably requested by such Business Combination Advisor.

3.34.3 In connection with the Business Combination, to the extent the Company retains an unaffiliated party (the “Fairness Opinion Provider”) to prepare a report and provide an opinion (the “Fairness Opinion”) concerning the fairness, from a financial point of view, of the Business Combination to the Company and its unaffiliated shareholders, the Company shall, pursuant to, and in accordance with, applicable law, disclose in reasonable detail in a Business Combination Securities Disclosure Document the results of that report and, as necessary or appropriate, a copy of that report. Each Registrant shall provide the Fairness Opinion Provider with all information and access to persons and documents that the Fairness Opinion Provider deems reasonably necessary and appropriate in connection with the preparation of its Fairness Opinion.

3.34.4 Prior to the consummation of the Business Combination, the Company shall include in the definitive agreement for the Business Combination (i) a covenant for the assignment and assumption, by the public entity resulting from the initial Business Combination, of all of the Company’s obligations hereunder and (ii) that such Business Combination Advisor may rely on the representations and warranties contained therein as if it were a party thereto. The Company shall use its commercially reasonable efforts to ensure that each Target Business in the Business Combination agrees to deliver to such Business Combination Advisor a certificate of an officer of such Target Business stating that to such officer’s knowledge the representations and warranties made by the Target Business in the definitive agreement for the Business Combination are true and correct as of the date of such certificate, subject to (i) a customary materiality standard, (ii) any applicable carve-out with reference to disclosure included in the Business Combination Securities Disclosure Document and (iii) required adjustments for such representations and warranties that speak as of a specific date. In addition, in connection with the Business Combination, the Company will, and will use its reasonable best efforts to cause each Registrant to, comply in all material respects with (i) the obligations and covenants of the Company which relate to the period following the consummation of the Business Combination set forth in Sections 3 and 5 of this Agreement and (ii) all laws, rules and regulations applicable either to the Registrant and its business activities or to the Business Combination, as such laws, rules and regulations may be in effect at the time of the consummation of the Business Combination.

3.34.5 Nothing herein shall be deemed to require the Underwriters to limit their rights to compensation or to reimbursement of expenses without their express agreement or otherwise to assume any liability other than as may be expressly required under the Act.

3.34.6 The Company acknowledges and agrees that nothing in this Section 3.34 shall be interpreted to obligate the Underwriters to take any action, including by serving as a Business Combination Advisor, or to refrain from taking any action, in connection with the Business Combination and any such actions will be undertaken by each Underwriter, in respect of itself, in its sole discretion.

4. Conditions of Underwriters’ Obligations. The obligations of the Underwriters to purchase and pay for the Units, as provided herein, shall be subject to the continuing accuracy of the representations and warranties of the Company as of the date hereof and as of each of the Closing Date and the Option Closing Date, if any, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof and to the performance in all material respects by the Company of its obligations hereunder and to the following conditions:

4.1 Regulatory Matters.

4.1.1 Effectiveness of Registration Statement. The Registration Statement shall have become effective not later than 4:30 p.m., New York time, on the date of this Agreement or such later date and time as shall be consented to in writing by the Representative, and, at each of the Closing Date and each Option Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for the purpose shall have been instituted or shall be pending or contemplated by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative and Clifford Chance.

4.1.2 FINRA Clearance. By the Effective Date, the Underwriters shall have received a letter of no objections from FINRA as to the terms and arrangement and amount of compensation allowable or payable to the Underwriters as described in the Registration Statement.

4.1.3 No Blue Sky Stop Orders. No order suspending the sale of the Units in any jurisdiction designated by the Underwriters pursuant to Section 3.5 hereof shall have been issued on each of the Closing Date or any Option Closing Date, and no proceedings for that purpose shall have been instituted or, to the Company’s knowledge, shall be contemplated.

4.1.4 No Commission Stop Order. At the Closing Date and each Option Closing Date, the Commission has not issued any order or threatened to issue any order preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any part thereof, and has not instituted or, to the Company’s knowledge, assuming reasonable inquiry, threatened to institute any proceedings with respect to such an order.

4.1.5 Approval of Listing on Nasdaq. The Securities shall have been approved for listing on the Nasdaq Global Market, subject to official notice of issuance and evidence of satisfactory distribution, satisfactory evidence of which shall have been provided to the Representative.

4.2 Company Counsel Matters.

4.2.1 Closing Date and Option Closing Date Opinions of Counsels. On the Closing Date and each Option Closing Date, if any, the Representative shall have received the favorable opinions and (with respect to Ellenoff Grossman & Schole LLP) negative assurance statements of Ellenoff Grossman & Schole LLP and Appleby (Cayman) Ltd., dated the Closing Date or each Option Closing Date, as the case may be, addressed to the Representative as representative for the several Underwriters, and in substantially the form agreed to by the parties. On the Closing Date and each Option Closing Date, the Representative shall have received the favorable opinion and negative assurance statement of Clifford Chance, dated the Closing Date, addressed to the Representative as representative for the several Underwriters.

4.2.2 Reliance. In rendering such opinions, such counsels may rely as to matters of fact, to the extent they deem proper, on certificates or other written statements of officers of the Company and officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to the Representative’s counsel if requested.

4.3 Comfort Letter. At the time this Agreement is executed, and at the Closing Date and Option Closing Date, if any, the Representative shall have received a letter, addressed to the Representative as representative for the several Underwriters and in form and substance satisfactory in all respects (including the non-material nature of the changes or decreases, if any, referred to in Section 4.3.3 below) to the Representative, from Withum dated, respectively, as of the date of this Agreement and as of the Closing Date and Option Closing Date, if any:

4.3.1 Confirming that they are an independent registered public accounting firm with respect to the Company within the meaning of the Act and the applicable Regulations and that they have not, during the periods covered by the financial statements included in the Registration Statement, Preliminary Prospectus, Sale Preliminary Prospectus and the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act;

4.3.2 Stating that in their opinion the financial statements of the Company included in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the published Regulations thereunder;

4.3.3 Stating that, on the basis of their review, which included a reading of the latest available unaudited interim financial statements of the Company (with an indication of the date of the latest available unaudited interim financial statements), a reading of the latest available minutes of the shareholders and Board of Directors and the various committees of the Board of Directors, consultations with officers and other employees of the Company responsible for financial and accounting matters and other specified procedures and inquiries, nothing has come to their attention that would lead them to believe that (a) the unaudited financial statements of the Company included in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Regulations or are not fairly presented in conformity with GAAP applied on a basis substantially consistent with that of the audited financial statements of the Company included in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus; or (b) at a date not later than five (5) days prior to the Effective Date, Closing Date or Option Closing Date, as the case may be, there was any change in the share capital or long-term debt of the Company, or any decrease in the shareholders’ equity of the Company as compared with amounts shown in the most recent balance sheet included in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, other than as set forth in or contemplated by the Registration Statement, the Sale Preliminary Prospectus and the Prospectus or, if there was any decrease, setting forth the amount of such decrease; and (c) during the period from the most recent balance sheet included in the Registration Statement to a specified date not later than five (5) days prior to the Effective Date, Closing Date or any Option Closing Date, as the case may be, there was any decrease in revenues, net earnings or net earnings per Ordinary Share, in each case as compared with the corresponding period in the preceding year and as compared with the corresponding period in the preceding quarter, other than as set forth in or contemplated by the Registration Statement the Sale Preliminary Prospectus and the Prospectus, or, if there was any such decrease, setting forth the amount of such decrease;

4.3.4 Stating that they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, statements and other financial information pertaining to the Company set forth in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus in each case to the extent that such amounts, numbers, percentages, statements and information may be derived from the general accounting records, including work sheets, of the Company and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in the letter and found them to be in agreement;

4.3.5 Stating that they have not, since the Company’s incorporation, brought to the attention of the Company’s management any reportable condition related to internal structure, design or operation as defined in the Statement on Auditing Standards No. 60 “Communication of Internal Control Structure Related Matters Noted in an Audit,” in the Company’s internal controls; and

4.3.6 Statements as to such other matters incident to the transaction contemplated hereby as the Representative or Clifford Chance may reasonably request, including (i) that Withum is registered with the PCAOB; (ii) that Withum has sufficient assets and insurance to pay for any liability incurred by it relating to providing the letter; and (iii) that Withum is not insolvent.

4.4 Officers’ Certificates.

4.4.1 Officers’ Certificate. At each of the Closing Date and the Option Closing Date, if any, the Representative shall have received a certificate of the Company signed by the Chairman of the Board or the Chief Executive Officer and the Secretary or Assistant Secretary of the Company, or any similar or equivalent officer of the Company (in their capacities as such), dated the Closing Date or the Option Closing Date, as the case may be, respectively, to the effect that the Company has performed in all material respects all covenants and complied with all conditions required by this Agreement to be performed or complied with by the Company prior to and as of the Closing Date, or the Option Closing Date, as the case may be, and that the conditions set forth in Section 4 hereof have been satisfied as of such date and that, as of Closing Date and the Option Closing Date, as the case may be, the representations and warranties of the Company set forth in Section 2 hereof are true and correct. In addition, the Representative will have received such other and further certificates of officers of the Company (in their capacities as such) as the Representative may reasonably request.

4.4.2 Secretary’s Certificate. At each of the Closing Date and the Option Closing Date, if any, the Representative shall have received a certificate of the Company signed by the Secretary or Assistant Secretary of the Company, or any similar or equivalent officer of the Company, dated the Closing Date or the Option Closing Date, as the case may be, respectively, certifying (i) that the Charter Documents are true and complete, have not been modified and are in full force and effect; (ii) that the resolutions of the Company’s Board of Directors relating to the public offering contemplated by this Agreement are in full force and effect and have not been modified; (iii) as to the accuracy and completeness of all correspondence between the Company or its counsel and the Commission; (iv) as to the accuracy and completeness of all correspondence between the Company or its counsel and Nasdaq; and (v) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

4.5 No Material Changes. Prior to and on each of the Closing Date and the Option Closing Date, if any, (i) there shall have been no material adverse change or development involving a prospective material adverse change in the condition or prospects or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Registration Statement and the Prospectus; (ii) no action suit or proceeding, at law or in equity, shall have been pending or threatened against the Company or any Insider before or by any court or federal, foreign or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may materially adversely affect the business, operations, or financial condition or income of the Company, except as set forth in the Registration Statement and the Prospectus; (iii) no stop order shall have been issued under the Act and no proceedings therefor shall have been initiated or, to the Company’s knowledge, assuming reasonable inquiry, threatened by the Commission; and (iv) the Registration Statement, the Sale Preliminary Prospectus and the Prospectus and any amendments or supplements thereto shall contain all material statements which are required to be stated therein in accordance with the Act and the Regulations and shall conform in all material respects to the requirements of the Act and the Regulations, and neither the Registration Statement, the Sale Preliminary Prospectus nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

4.6 Delivery of Agreements. On the Effective Date, the Company shall have delivered to the Representative executed copies of the Transaction Documents.

4.7 Unit Private Placement. On the Closing Date and the Option Closing Date, if any, the Unit Private Placement shall have been completed in accordance with Section 3.26 and the required proceeds of the Unit Private Placement shall have been wired into the Trust Account one Business Day prior to the Closing Date or Option Closing Date, if any.

4.8 Good Standing. The Representative shall have received on and as of (i) the Effective Date, and (ii) the Closing Date or the Option Closing Date, as the case may be, satisfactory evidence of the good standing of the Company in its jurisdiction of organization in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdiction.

4.9 Trust Waiver. On and as of the Effective Date, the Company shall have received waivers from all vendors and service providers to all claims on amounts in the Trust Account which are to be distributed to the Company’s shareholders in accordance with the terms of the Trust Agreement, except for (i) Withum and (ii) the Representative with respect to the Deferred Underwriting Commission.

5. Indemnification and Contribution.

5.1 Indemnification.

5.1.1 Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates and their respective partners, members, directors, officers, employees and agents, and each person, if any, who controls each Underwriter or any affiliate within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Person”) as follows:

(a) against any and all loss, liability, claim, damage and expense whatsoever, as reasonably incurred, joint or several, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any Preliminary Prospectus, Sale Preliminary Prospectus, any Testing-the-Waters Communication or the Prospectus or, in the event a Business Combination Advisor, in its sole judgment, may be deemed to be an underwriter of any Business Combination Securities, any Business Combination Securities Disclosure Document (or any amendment or supplement to the foregoing), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(b) against any and all loss, liability, claim, damage and expense whatsoever, as reasonably incurred, joint or several, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental authority, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 5.1.4) any such settlement is effected with the written consent of the Company, which consent shall not unreasonably be delayed, conditioned or withheld;

(c) against any and all claims, actions, suits, proceedings, damages, liabilities and expenses reasonably incurred by any of them (including the reasonable fees and expenses of counsel), as incurred, that are related to or arise out of any business combination marketing or capital markets advisory activities by any Underwriter on the Company’s behalf in connection with a Business Combination, provided that the Company will not, however, be responsible to an Indemnified Person for any portion of any such claim, action, suit, proceeding, damage, liability or expense that is finally judicially determined by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from the bad faith, gross negligence or willful misconduct of the Indemnified Person seeking such indemnification; and

(d) against any and all expense whatsoever (including the fees and disbursements of counsel), as reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental authority, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission (whether or not a party), to the extent that any such expense is not paid under (a), (b) or (c) above;

provided, however, that the foregoing agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made solely in reliance upon and in conformity with the Underwriters’ Information (and, in connection with any Business Combination, similar information provided by or on behalf of the Business Combination Advisors expressly for use in any Business Combination Securities Disclosure Document).

5.1.2 Indemnification of the Company, its Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, and its directors, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 5.1.1, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement, any Preliminary Prospectus, the Sale Preliminary Prospectus, any Testing-the-Waters Communication or the Prospectus (or any amendment or supplement to the foregoing), in reliance upon and in conformity with the Underwriters’ Information.

5.1.3 Notifications and Other Indemnification Procedures. Any party that proposes to assert the right to be indemnified under this Section 5.1 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 5.1, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 5.1 and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 5.1 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of, the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any other legal expenses except as provided below and except for the reasonable and documented out-of-pocket costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (A) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (B) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (C) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party), or (D) the indemnifying party has not in fact employed counsel to assume the defense of such action or counsel reasonably satisfactory to the indemnified party, in each case, within a reasonable time after receiving notice of the commencement of the action; in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction (plus local counsel) at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 5 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent (x) includes an express and unconditional release of each indemnified party, in form and substance reasonably satisfactory to such indemnified party, from all liability arising out of such litigation, investigation, proceeding or claim and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

5.1.4 Settlement Without Consent if Failure to Reimburse. If an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 5.1.1(b) effected without its written consent if (i) such settlement is entered into more than forty-five (45) days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least thirty (30) days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

5.2 Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of Section 5.1 is applicable in accordance with its terms but for any reason is held to be unavailable or insufficient from the Company or the Underwriters, the Company and the Underwriters will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted) to which any indemnified party may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand. The relative benefits received by the Company on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the sale of the Public Securities (before deducting expenses) received by the Company bear to the total compensation received by the Underwriters (before deducting expenses) from the sale of the Units on behalf of the Company. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, with respect to the statements or omissions that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 5.2 were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 5.2 shall be deemed to include, for the purpose of this Section 5.2, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent consistent with Section 5.1.3. Notwithstanding the foregoing provisions of Section 5.1 and this Section 5.2, each Underwriter shall not be required to contribute any amount in excess of the commissions actually received by it under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 5.2, any person who controls a party to this Agreement within the meaning of the Act, any affiliates of the respective Underwriters and any officers, directors, partners, employees or agents of the Underwriters or their respective affiliates, will have the same rights to contribution as that party, and each director of the Company and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 5.2, will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 5.2 except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of Section 5.1.3, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 5.1.3.

6. Default by an Underwriter.

6.1 Default Not Exceeding 10% of Firm Units. If any Underwriter or Underwriters shall default in its or their obligations to purchase the Firm Units and if the number of the Firm Units with respect to which such default relates does not exceed in the aggregate 10% of the number of Firm Units that all Underwriters have agreed to purchase hereunder, then such Firm Units to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to their respective commitments hereunder.

6.2 Default Exceeding 10% of Firm Units. In the event that the default addressed in Section 6.1 above relates to more than 10% of the Firm Units, the Representative may, in its discretion, arrange for it or for another party or parties satisfactory to the Company to purchase such Firm Units to which such default relates on the terms contained herein. If within one (1) Business Day after such default relating to more than 10% of the Firm Units the Representative does not arrange for the purchase of such Firm Units, then the Company shall be entitled to a further period of one (1) Business Day within which to procure another party or parties satisfactory to the Representative to purchase said Firm Units on such terms. In the event that neither the Representative nor the Company arrange for the purchase of the Firm Units to which a default relates as provided in this Section 6, this Agreement may be terminated by the Representative or the Company without liability on the part of the Company (except as provided in Sections 3.10, 5, and 9.3 hereof) or the several Underwriters (except as provided in Section 5 hereof); provided that nothing herein shall relieve a defaulting Underwriter of its liability, if any, to the other several Underwriters and to the Company for damages occasioned by its default hereunder.

6.3 Postponement of Closing Date. In the event that the Firm Units to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, the Representative or the Company shall have the right to postpone the Closing Date for a reasonable period, but not in any event exceeding five (5) Business Days, in order to effect whatever changes may thereby be made necessary in the Registration Statement and/or the Prospectus, as the case may be, or in any other documents and arrangements, and the Company agrees to file promptly any amendment to, or to supplement, the Registration Statement and/or the Prospectus, as the case may be, that in the reasonable opinion of counsel for the Underwriters may thereby be made necessary. Any party that purchases Firm Units in substitution for a defaulting Underwriter pursuant to this Section 6 shall, for all purposes of this Agreement, be deemed an Underwriter with respect to such Firm Units, with the same rights and obligations as if it had originally been a party to this Agreement as an Underwriter.

7. Additional Covenants.

7.1 Additional Shares or Options. The Company hereby agrees that, until the consummation of a Business Combination, it shall not issue any Ordinary Shares or any options or other securities convertible into Ordinary Shares, or any preferred shares or other securities of the Company that participate in any manner in the Trust Account or that vote as a class with the Ordinary Shares on a Business Combination.

7.2 Trust Account Waiver Acknowledgments. The Company hereby agrees that it will use its reasonable best efforts prior to commencing its due diligence investigation of any prospective Target Business or prior to obtaining the services of any vendor to have such Target Business and/or vendor, as applicable, acknowledge in writing whether through a letter of intent, memorandum of understanding or other similar document (and subsequently acknowledges the same in any definitive document replacing any of the foregoing), that: (a) it has read the Prospectus and understands that the Company has established the Trust Account, initially in an amount of $150,000,000 (without giving effect to any exercise of the Over-allotment Option) for the benefit of the Public Shareholders and that, except for a portion of the interest earned on the amounts held in the Trust Account, the Company may disburse monies from the Trust Account only (i) to the Public Shareholders in the event they elect to redeem Public Shares in connection with the consummation of a Business Combination, (ii) to the Public Shareholders in the event they elect to redeem Public Shares in connection with a shareholder vote to amend the Charter Documents to modify the substance and timing of the Company’s obligation to redeem 100% of the Public Shares if the Company does not complete its initial Business Combination within the completion window, (iii) to the Public Shareholders if the Company fails to consummate a Business Combination within the time period set forth in the Charter Documents, or (iv) to the Company after or concurrently with the consummation of a Business Combination; and (b) for and in consideration of the Company (i) agreeing to evaluate such Target Business for purposes of consummating a Business Combination with it or (ii) agreeing to engage the services of the vendor, as the case may be, such Target Business or vendor agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Account (“Claim”) and waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever. The Company may forego obtaining such waivers only if the Company shall have received the approval of its Chief Executive Officer and the approving vote of at least a majority of its Board of Directors.

7.3 Insider Letter. The Company shall not take any action or omit to take any action which would cause a breach of the Insider Letter and will not allow any amendments to, or waivers of, such Insider Letter without the prior written consent of the Representative, which consent shall not be unreasonably delayed, conditioned or withheld by the Representative.

7.4 Rule 419. The Company agrees that it will use its commercially reasonable efforts to prevent the Company from becoming subject to Rule 419 under the Act prior to the consummation of any Business Combination, including but not limited to using its commercially reasonable efforts to prevent any of the Company’s outstanding securities from being deemed to be a “penny stock” as defined in Rule 3a-51-1 under the Exchange Act during such period.

7.5 Tender Offer Documents, Proxy Materials and Other Information. The Company shall provide to the Representative or its counsel (if so instructed by the Representative) with ten (10) copies of all tender offer documents or proxy information and all related material filed with the Commission in connection with a Business Combination concurrently with such filing with the Commission. Documents filed with the Commission pursuant to its EDGAR system shall be deemed to have been provided to the Representative pursuant to this Section 7.5. In addition, the Company shall furnish any other state in which its initial public offering was registered, such information as may be requested by such state.

7.6 Emerging Growth Company. The Company shall promptly notify the Representative if the Company ceases to be an Emerging Growth Company at any time prior to the completion of the distribution of the Securities within the meaning of the Act.

7.7 Target Net Assets. The Company agrees that, so long as the Company is listed on a national securities exchange, the Target Business that it acquires must have a fair market value equal to at least 80% of the balance in the Trust Account at the time of signing the definitive agreement for the Business Combination with such Target Business (excluding taxes payable on the interest earned on the trust account and the Deferred Underwriting Commission). The fair market value of such business must be determined by the Board of Directors of the Company based upon standards generally accepted by the financial community, such as actual and potential sales, earnings, cash flow and book value. If the Board of Directors of the Company is not able to independently determine that the Target Business meets such fair market value requirement, the Company will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions with respect to the satisfaction of such criteria. The Company is not required to obtain an opinion as to the fair market value if the Company’s Board of Directors independently determines that the Target Business does have sufficient fair market value.

7.8 Representations and Agreements to Survive Delivery. Except as the context otherwise requires, all representations, warranties and agreements contained in this Agreement shall be deemed to be representations, warranties and agreements as of the Closing Date or the Option Closing Date, if any, and such representations, warranties and agreements of the Underwriters and the Company, including the indemnity agreements contained in Section 5 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriters, the Company or any controlling person, and shall survive termination of this Agreement or the issuance and delivery of the Public Securities to the Underwriters until the earlier of the expiration of any applicable statute of limitations and the seventh (7th) anniversary of the later of the Closing Date or the Option Closing Date, if any, at which time the representations, warranties and agreements shall terminate and be of no further force and effect.

7.9 Charter Documents. The Company shall not take any action or omit to take any action that would cause the Company to be in breach or violation of any of its Charter Documents.

8. Effective Date of This Agreement and Termination Thereof.

8.1 Effective Date. This Agreement shall become effective on the Effective Date at the time the Registration Statement is declared effective by the Commission.

8.2 Termination. The Representative shall have the right to terminate this Agreement at any time prior to the Closing Date by notice given to the Company, (i) if any domestic or international event or act or occurrence has materially disrupted, or in the Representative’s opinion will in the immediate future materially disrupt, general securities markets in the United States; or (ii) if trading on the New York Stock Exchange (“NYSE”), the NYSE American, The Nasdaq Global Select Market, The Nasdaq Global Market, or The Nasdaq Capital Market or OTCBB shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities shall have been required by FINRA or by order of the Commission or any other government authority having jurisdiction; or (iii) if the United States shall have become involved in a new war or a significant increase in existing major hostilities; or (iv) if a banking moratorium has been declared by a New York State or Federal authority; or (v) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities market; or (vi) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity (including, without limitation, a calamity relating to a public health matter or natural disaster) or malicious act which, whether or not such loss shall have been insured, will, in the Representative’s opinion, make it inadvisable to proceed with the delivery of the Units; or (vii) if the Company is in material breach of any of its representations, warranties or covenants hereunder; or (viii) if the Representative shall have become aware after the date hereof of such a material adverse change in the conditions of the Company, or such adverse material change in general market conditions, including without limitation, as a result of terrorist activities or any other calamity (including, without limitation, a calamity relating to a public health matter or natural disaster) or crisis either within or outside the United States after the date hereof, or a significant increase in any of the foregoing, as in the Representative’s judgment would make it impracticable to proceed with the offering, sale and/or delivery of the Units or to enforce contracts made by the Underwriters for the sale of the Public Securities.

8.3 Expenses. In the event that this Agreement shall not be carried out for any reason other than solely because of the termination of this Agreement pursuant to Section 6 hereof, within the time specified herein or any extensions thereof pursuant to the terms herein, (i) the obligations of the Company to pay the out-of-pocket expenses related to the transactions contemplated herein shall be governed by Section 3.10 hereof and (ii) the Company shall reimburse the Representative for any reasonable and documented out-of-pocket costs and expenses incurred in connection with enforcing any provisions of this Agreement.

8.4 Indemnification. Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Section 5 shall not be in any way affected by such election or termination or failure to carry out the terms of this Agreement or any part hereof.

9. Miscellaneous.

9.1 Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed, delivered by hand or reputable overnight courier or delivered by facsimile or electronic transmission (with printed confirmation of receipt) and confirmed and shall be deemed given when so emailed, delivered or faxed or if mailed, two (2) days after such mailing.

If to the Representative:

Cohen & Company Capital Markets,

a division of Cohen & Company Securities, LLC

3 Columbus Circle, 24th Floor

New York, New York 10019

Attn: General Counsel

Email: gc@cohenandcompany.com

Copy (which copy shall not constitute notice) to:

Clifford Chance US LLP

845 Texas Avenue, Suite 2700

Houston, Texas 77002

Attn: Om Pandya

Email: om.pandya@cliffordchance.com

If to the Company:

Essential Minerals Acquisition Corp

500 W. 2nd Street, Suite 1900

Austin, Texas 78701

Attention: Matthew Hayes

Email: matt@wagcap.com.au

Copy (which copy shall not constitute notice) to:

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Floor

New York, New York 10105

Attn: Stuart Neuhauser, Esq.

Email: sneuhauser@egsllp.com

9.2 Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

9.3 Amendment. This Agreement may only be amended by a written instrument executed by each of the parties hereto.

9.4 Entire Agreement. This Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Agreement) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

9.5 Binding Effect. This Agreement shall inure solely to the benefit of and shall be binding upon the Representative, the Underwriters, the Company and the controlling persons, directors, agents, partners, members, employees and officers referred to in Section 5 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained. The term “successors and assigns” shall not include a purchaser, in its capacity as such, of securities from any of the Underwriters.

9.6 Waiver of Immunity. To the extent that the Company may be entitled in any jurisdiction in which judicial proceedings may at any time be commenced hereunder, to claim for itself or its revenues or assets any immunity, including sovereign immunity, from suit, jurisdiction, attachment in aid of execution of a judgment or prior to a judgment, execution of a judgment or any other legal process with respect to its obligations hereunder and to the extent that in any such jurisdiction there may be attributed to the Company such an immunity (whether or not claimed), the Company hereby irrevocably agrees not to claim and irrevocably waives such immunity to the maximum extent permitted by law.

9.7 Submission to Jurisdiction. Each of the Company and the Representative irrevocably submit to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in the City of New York, Borough of Manhattan, over any suit, action or proceeding arising out of or relating to this Agreement, the Registration Statement, the Sale Preliminary Prospectus and the Prospectus or the offering of the Securities. Each of the Company and the Representative irrevocably waive, to the fullest extent permitted by law, any objection that they may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. Any such process or summons to be served upon the Company or the Representative may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 9.1 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company or the Representative in any action, proceeding or claim. Each of the Company and the Representative waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. Notwithstanding the foregoing, any action based on this Agreement may be instituted by the Underwriters in any competent court. The Company agrees that the Underwriters shall be entitled to recover all of their reasonable attorneys’ fees and expenses relating to any action or proceeding and/or incurred in connection with the preparation therefor if any of them are the prevailing party in such action or proceeding. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

9.8 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.

9.9 Execution in Counterparts; Electronic Signatures. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto. Delivery of a signed counterpart of this Agreement by facsimile, electronic mail (including pdf or any electronic signature complying with U.S. federal Electronic Signatures in Global and National Commerce Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and valid and effective for all purposes.

9.10 Waiver. The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

9.11 No Fiduciary Relationship. The Company acknowledges and agrees that (i) the purchase and sale of the Units pursuant to this Agreement is an arm’s-length commercial transaction pursuant to a contractual relationship between the Company and the Underwriters; (ii) in connection therewith and with the process leading to such transaction, each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company; (iii) the Underwriters have not assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriters have advised or are currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement; (iv) in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Company, its management, shareholders, creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the Offering, either before or after the date hereof; and (v) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto. The Company and the Underwriters agree that they are each responsible for making their own independent judgment with respect to any such transactions, and that any opinions or views expressed by the Underwriters to the Company regarding such transactions, including but not limited to any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

9.12. Recognition of the U.S. Special Resolution Regimes. In the event that any Underwriter that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate (as defined below) of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Agreement, (a) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (b) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (c) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (d) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

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If the foregoing correctly sets forth the understanding between the Representative and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

ESSENTIAL MINERALS ACQUISITION CORP

By:
Name:	Matthew Hayes
Title:	Chief Executive Officer

Accepted and agreed as of the date first written above.

COHEN & COMPANY CAPITAL MARKETS,

A DIVISION OF COHEN & COMPANY SECURITIES, LLC, as the

Representative of the several Underwriters

By:
Name:	[●]
Title:	[●]

SCHEDULE A

Essential Minerals Acquisition Corp

15,000,000 Units

Underwriters	Number of Firm Units to be Purchased
Cohen & Company Capital Markets, a division of Cohen & Company Securities, LLC	15,000,000
Total	15,000,000

SCHEDULE B

None.